UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Walt Disney Company

(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC
Blackwells Onshore I LLC
Jason Aintabi
Craig Hatkoff
Leah Solivan
Jessica Schell

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On February 16, 2024, Blackwells Capital LLC (“Blackwells”) made certain posts regarding its campaign to its social media pages, including its X page, https://twitter.com/futureofdisney, its LinkedIn page, https://www.linkedin.com/company/the-future-of-disney/, its Instagram page, https://www.instagram.com/futureofdisney/ and its Facebook page, https://www.facebook.com/profile.php?id=61556480011207. Copies of these posts are filed herewith as Exhibit 1, Exhibit 2 and Exhibit 3.

Exhibit 1

We believe all Disney shareholders deserve access to relevant information. That’s why, in our recent press releases, we demanded the release of everything Disney shared with ValueAct under a so-called “information-sharing agreement.”

Learn more about our efforts to secure #thefutureofdisney here: http://bit.ly/49wYEE9

#disneydeservesthebest

Exhibit 2

The Walt Disney Company’s recent investment in juggernaut Epic Games was a smart move – and one that will carry the firm we all love into the future of entertainment.

As Variety points out, video game transactions can provide a major source of revenue. Not to mention, this deal puts The Walt Disney Company’s legendary IP to work in a youth-focused setting.

Read about our mission and meet our nominees: http://bit.ly/49wYEE9 #thefutureofdisney #disneydeservesthebest

Exhibit 3

We’re big Disney fans. And not just The Little Mermaid – the company’s recent Q1 report was packed with encouraging news and initiatives:

●	A joint partnership for a massive DTC sports streaming service with WarnerBros and Fox — something Blackwells suggested
●	An increased dividend
●	A goal to make Disney Plus profitable by September
●	And an announcement that Taylor Swift’s concert movie will be streamed on Disney Plus in March

The future of The Walt Disney Company is bright. It just needs the right minds around the Board table making decisions that will benefit ALL shareholders for decades to come.

Read about our mission and meet our nominees: http://bit.ly/49wYEE9 #thefutureofdisney #disneydeservesthebest

Certain Information Concerning Participants

Blackwells Onshore I LLC, Blackwells Capital LLC, Jason Aintabi, Craig Hatkoff, Jessica Schell and Leah Solivan (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Company for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”). On February 6, 2024, the Participants filed with the U.S. Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying GREEN Proxy Card in connection with their solicitation of proxies from the shareholders of the Company for the Annual Meeting. ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GREEN PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN proxy card will be furnished to some or all of the Company’s shareholders and are, along with other relevant documents, publicly available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, when available, upon request. Requests for copies should be directed to Blackwells Onshore I LLC.